LCA-VISION INC.
                       7840 Montgomery Road
                      Cincinnati, Ohio 45236

              NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                           ________, 1998

                TO THE STOCKHOLDERS OF LCA-VISION INC.:

     You are cordially invited to attend a Special Meeting of the Stockholders of LCA-Vision Inc. to be held on _______, 1998 at _______ a.m. at_________________, ___________________, Cincinnati,
Ohio 45202, for the purpose of considering and acting on the following:

     1. To approve the issuance of an indeterminate number of shares of the Company's Common Stock issuable upon the conversion of shares of 6% Series B-1 and B-2 Convertible Preferred Stock, outstanding or to be outstanding, for purposes of complying with the stockholder approval requirements of The Nasdaq Stock Market.

     2.     To approve and adopt the Company's 1998 Long Term Stock
Incentive Plan.

     3. To approve an amendment to the Company's Certificate of Incorporation which would permit but not require the Company's Board of Directors, in its discretion, to effect a reverse stock split of the Company's Common Stock at the rate of one post-split share for a specified number of pre-split shares between one and ten, as determined by the Board of Directors.

     4. Transaction of such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on _________, 1998 will be entitled to vote at the meeting.

     By Order of the Board of Directors

     Sandra F.W. Joffe
     Secretary
     ________, 1998

                              IMPORTANT

     A Proxy Statement and proxy are submitted herewith. As a stockholder, you are urged to complete and mail the proxy promptly whether or not you plan to attend this Annual Meeting in person. The enclosed envelope for return of proxy requires no postage if mailed in the U.S.A. Stockholders attending the meeting may personally vote on all matters which are considered in which event their signed proxies are revoked. It is important that your shares be voted. In order to avoid the additional expense to the Company of further solicitation, we ask your cooperation in mailing your proxy promptly.

                          PROXY STATEMENT

                           LCA-VISION INC.
                        7840 Montgomery Road
                       Cincinnati, Ohio  45236

                  SPECIAL MEETING OF STOCKHOLDERS

                           _______, 1998


                           INTRODUCTION

     The enclosed form of proxy is being solicited on behalf of the Board of Directors of LCA-Vision Inc. (also referred to as "LCA-Vision" or the "Company") for a Special Meeting of Stockholders to be held on ________, 1998. Each of the ________ shares of LCA-Vision Common Stock, $.001 par value (the "Common Stock") and each of the 1,688 shares of LCA-Vision Class A Preferred Stock, $.001 par value (the "Class A Preferred Stock") outstanding on ______, 1998, the record date of the meeting, is entitled to one vote on all matters coming before the meeting. Each of the 12.6 shares of Interim Series Class B Preferred Stock, $.001 par value (the "Class
B Preferred Stock") outstanding on such date is entitled to one vote for each share of Common Stock into which a share of Class B
Preferred Stock is convertible on such date (a total of [1,293,731] shares of Common Stock). Only stockholders of record on the books of the Company at the close of business on ________, 1998 will be entitled to vote at the meeting either in person or by proxy. This
Proxy Statement is being mailed to stockholders on or about
_________, 1998.

     The shares represented by all properly executed proxies which are sent to the Company will be voted as designated and each not designated will be voted affirmatively. Each person granting a proxy may revoke it by giving notice to the Company's Secretary in writing or in open meeting at any time before it is voted. Proxies will be solicited principally by mail, but may also be solicited by directors, officers and other regular employees of the Company who will receive no compensation therefor in addition to their regular salaries. Brokers and others who hold stock in trust will be asked to send proxy materials to the beneficial owners of the stock, and the Company will reimburse them for their expenses. The expense of soliciting proxies will be borne by the Company.

         PROPOSAL TO APPROVE SHARES OF COMMON STOCK
                TO BE ISSUED UPON CONVERSION
          OF SERIES B-1 AND B-2 PREFERRED STOCK


Background

     On May 8, 1998, the Company entered into a Convertible Preferred Stock Purchase Agreement with Brown Simpson Strategic Growth Fund, L.P., Brown Simpson Strategic Growth fund, Ltd., Southbrook International Investments, Ltd., Proprietary Convertible Investment Group, Inc., Westover Investments, LP and Montrose Investments, Ltd. (the "Investors") pursuant to which the Investors purchased a total of 10,000 shares of Series B-1 6% Convertible Preferred Stock (the "B-1 Preferred") for a total of $10 million cash and were granted the right to purchase an additional 5,000 shares of Series B-2 6% Convertible Preferred Stock (the "B-2 Preferred) for $5 million cash. The option to purchase the B-2 Preferred is exercisable between November 11, 1998 and May 11, 1999.

     This transaction was effected in accordance with Delaware law and pursuant to the authority conferred upon the Company's Board of Directors in the Company's Certificate of Incorporation to designate the terms of and to issue shares of Class B Preferred Stock. A Certificate of Designation (as corrected) of the terms of the B-1 Preferred was filed with the Delaware Secretary of State. The Board approved the transaction because the Company was in need of the funds obtained in order to pay down bank debt and to fund its business strategy.

     The B-1 Preferred and the B-2 Preferred (if issued) are identical in all respects except the conversion price. Both the B-1 Preferred and the B-2 Preferred are convertible into Common Stock at a conversion price equal to the lessor of (A) 125% of the per share market value of Common Stock as of the original issuance date of the B-1 Preferred and/or B-2 Preferred, as the case may be, or (B) the average of the four lowest daily per share closing market prices for the Common Stock during the 22 trading days prior to the date notice of conversion is given. Other than the different original issuance dates of the B-1 Preferred and B-2 Preferred and the resultant potentially different conversion prices, the terms and conditions of the two series will be identical.

     Because the conversion price can vary depending on changes in market value of the underlying Common Stock issuable upon conversion of the B-1 Preferred and the B-2 Preferred (if issued), the exact number of shares of Common Stock to be issued cannot be exactly determined in advance of a conversion election. As of ________, 1998 (the last trading day on The Nasdaq SmallCap Market prior to printing this Proxy Statement) the outstanding B-1 Preferred was convertible into a total of ____________ shares of Common Stock, or _____% of the total outstanding Common Stock immediately prior to the issuance of the B-1 Preferred. However, assuming the B-2 Preferred is also issued in the future, and if the market price of the Company's Common Stock were to decrease to $_______ per share or lower, it is possible that the total number of shares of Common Stock issuable upon conversion of both the B-1 Preferred and the B-2 Preferred could exceed 7,372,972, or 20% of the total Common Stock outstanding as of the May 8, 1998 date of issuance of the B-1 Preferred.

The Nasdaq Stock Market

     The Company's Common Stock is traded on The Nasdaq SmallCap Market. It is now the policy of The Nasdaq Stock Market, applicable to both Nasdaq National Market and SmallCap companies, to require stockholder approval of the issuance, other than in a public offering, of securities convertible into Common Stock if such underlying Common Stock would have upon issuance voting power equal to or in excess of 20% of the voting power outstanding before such issuance. As noted above, under certain circumstances it is possible that the B-1 Preferred and the B-2 Preferred could be convertible into Common Stock exceeding such 20% threshold.

     For this reason, the terms of the B-1 Preferred include, and the terms of the B-2 Preferred will include, a provision to the effect that if on any date the holders of the B-1 Preferred and/or B-2 Preferred elect to convert their shares and the number of shares of Common Stock then issuable would exceed the 20% limitation, then the Company at its election must either use its best efforts to obtain the necessary stockholder approval or pay cash to the holders equal to the market value (determined under a contractual formula) of the shares of Common Stock not issued but which would have been issued but for the 20% limitation. Rather than waiting until a proposed conversion that would trigger this provision, the Company has elected to request the requisite stockholder approval at the Special Meeting.

     At the Special Meeting, the following resolution will be introduced:

     RESOLVED, that the stockholders of LCA-Vision do hereby approve the Company's issuance of 10,000 shares of 6% Convertible Preferred Stock and its potential issuance of 5,000 shares of 6% Convertible Series B-2 Preferred Stock as described in the Proxy Statement relating to this Special Meeting of Stockholders.

     The affirmative vote of the holders of a majority of the voting power of the Company's outstanding voting stock present in person or by proxy at the Special Meeting is required to adopt the resolution. Proxies in the form solicited hereby which are returned to the Company will be voted in favor of the resolution unless otherwise instructed by the stockholders. Abstentions will have the same effect as votes cast against the resolution, provided such shares are properly present at the meeting in person or by proxy. Shares not voted by broker and other entities holding shares on behalf of beneficial owners will have no effect on the outcome of the proposal. The Board of Directors recommends the adoption of the resolution.

Other Terms and Conditions of the B-1 and B-2 Preferred

     In addition to the aspects of the B-1 Preferred (and the B-2 Preferred, if issued) described above, there are numerous other terms and conditions, certain of which are described below. It should be noted that such terms and conditions are contained in several lengthy documents which have been filed with the Securities and Exchange Commission as exhibits to the Company's Quarterly Report on Form 10-QSB relating to the quarter ended March 31, 1998 which is incorporated by reference herein (see "Incorporation of Certain Documents by Reference"). The following description is merely a brief summary of such documents and is qualified in its entirety by reference to such documents.

     Conversion Features. Each share of B-1 and/or B-2 Preferred is convertible into that number of shares of Common Stock of the Company determined by multiplying such share by $1,000 (plus the amount of any accrued but unpaid dividends other than dividends of Common Stock) and dividing the result by a conversion price equal to the lessor of (i) 125% of the closing bid price on the trading day preceding original issuance of such shares of B-1 and/or B-2 Preferred, or (ii) the average of the lowest closing bid prices on any four of the 22 trading days immediately preceding conversion of such shares of B-1 and/or B-2 Preferred, subject to adjustment as described in the Certificate of Designation for B-1 and/or B-2 Preferred. However, each Investor has agreed to restrict its ability to convert shares of B-1 Preferred and B-2 Preferred (and receive shares of Common Stock in payment of dividends thereon) to the extent that the number of shares of Common Stock held by it and its affiliates after such conversion exceeds 4.999% of the then issued and outstanding shares of Common Stock following such conversion.

     Call Provision. If the per share market value of the Company's Common Stock exceeds 175% of such market value in the trading date immediately preceding the original issuance date of the B-1 and/or B-2 Preferred for a period of at least 15 days, and certain other conditions are not, the Company can force conversion of the B-1 and/or B-2 Preferred.

     Mandatory Redemption. The holders of the B-1 and/or B-2 Preferred have the right, if certain triggering events occur, to require the Company to redeem the outstanding B-1 and/or B-2 Preferred for a cash redemption price equal to the market value (based on a stated formula) of the Common Stock into which the Preferred could have been converted on the redemption date plus accrued dividends. Triggering events include failure of the Company to secure registration of the Common Stock underlying the B-1 and/or B-2 Preferred under the federal securities laws within prescribed periods, failure to maintain listing of the Common Stock on The Nasdaq Stock Market, certain change of control transactions, and certain other defaults by the Company.

     Registration Rights. The Company is required to file a registration statement with respect to resales of the underlying Common Stock within 30 days of the original issuance date of the B-1 and/or B-2 Preferred and to secure its effectiveness within 90 days thereafter. Failure to secure effectiveness by such time will result in a penalty in the form of reductions in the B-1 and/or B-s Preferred conversion price of 2% per month effectiveness of the registration statement is delayed.

     B-2 Preferred Purchase Option. If the Investors owning shares of B-1 Preferred exercise their option to purchase up to 5,000 shares of B-2 Preferred, the Company will file a Certificate of Designation for the B-2 Preferred which will establish respective rights, preferences and privileges for B-2 Preferred identical to the B-1 Preferred, with equal priority with regard to dividends, liquidation, voting rights and any other preferential rights, except that the price of conversion for B-2 Preferred shall be determined by reference to the issue date of the B-2 Preferred.

     Dividends. The B-1 and/or B-2 Preferred are entitled to dividends, payable in either cash or Common stock, at the rate of 6% per annum.

     Voting Rights. The B-1 and/or B-2 Preferred do not carry voting rights.


              PROPOSAL TO ADOPT 1998 LONG TERM
                   STOCK INCENTIVE PLAN

     A key factor in the Company's continuing advancement and growth is its ability to attract, motivate and retain highly qualified employees. The market for such employees has always been extremely competitive, and the competition for employees at all levels is continually growing more intense.

     .     Many of the companies with which the Company must compete
for employees at all levels make extensive use of stock incentives, and the most desirable prospective employees insist upon receiving stock incentives. The Company believes stock incentives enable the Company to cost-effectively compete for the services of key employees.

     .     The Company believes that stock incentives, especially
stock options, are an effective tool which can be used to focus its key employees on Company's strategic direction.

     .     The Company believes that stock incentives provide a
long-term ownership stake in the Company and as a result serve to align the economic interests of its employees with those of its stockholders.


     The Company has been using its 1995 Long-Term Stock Incentive Plan (the "1995 Plan") to provide stock incentives to key employees. However, the Common Stock which remains available under the 1995 Plan is insufficient to satisfy the Company's anticipated future compensation requirements. Accordingly, the Company now believes that it is necessary to adopt the 1998 Long-Term Stock Incentive
Plan (the "1998 Plan").   Although the proposed 1998 Plan is
fundamentally similar to the 1995 Plan, there are some material changes. While the 1995 Plan authorized grants of stock appreciation rights, stock appreciation rights are not part of the 1998 Plan because, as a device which does not result in the actual issuance of shares to employees, the Board believes stock appreciation rights are not as effective as stock options and stock awards in aligning the long-term interests of employees and shareholders. The Company also believes that it is necessary to have the flexibility to cancel or suspend incentive compensation awards in order to protect its trade secrets and confidential processes. The 1998 Plan contains the authority to determine whether, to what extent and under what circumstances stock options or restricted stock may be canceled or suspended in the event of improper actions by employees.

     On August 10, 1998, the Board of Directors approved, subject to stockholder approval, the adoption of the LCA-Vision Inc. 1998 Long-Term Stock Incentive Plan. The 1998 Plan will be submitted for shareholder approval at the Special Meeting. The full text of the 1998 Plan is attached as Exhibit A to this Proxy Statement, and the following discussion is qualified in its entirety by reference to Exhibit A.

General

     The Company presently has the 1995 Plan which provides for option grants to employees. The 1995 Plan provides that the total shares of Common Stock subject to stock incentives granted under this plan in any calendar year may not exceed 5,000,000 shares of Common Stock. As of ______, 1998, options covering a total of ________ such shares had been granted, leaving ________ shares available for future grants, an insufficient number to cover the Company's anticipated future needs. The 1995 Plan does not provide for the authorization of any additional shares during the six remaining years of its term.

     In approving the 1998 Plan for submission to the Company's stockholders, the Board of Directors recognized both the Company's anticipated needs for additional options and the changing environment for the compensation of eligible employees. To provide a flexible vehicle under which appropriate incentives can be awarded, the 1998 Plan permits the grant of nonqualified and incentive stock options and restricted stock awards as is currently provided for under the 1995 Plan. Unlike the 1995 Plan, the 1998 Plan eliminates the use of stock appreciation rights. In reviewing the Company's overall compensation practices as well as its corporate goal of increasing the level of outright ownership of the Company's Common Stock by executive officers and other employees, the Board of Directors concluded that stock options and stock awards are preferable to stock appreciation rights, and the 1998 Plan reflects this determination. Although the Company currently does not have any specific plans to grant any awards under the 1998 Plan other than options, the Board of Directors feels that it is desirable that the Company have the ability to grant stock awards, including restricted stock, in the future should changing conditions so require.

     In drafting the 1998 Plan, the Board of Directors was mindful of Section 162(m) of the Internal Revenue Code of 1986, as amended, which limits the deductibility, for federal income tax purposes, of compensation paid to certain executive officers in excess of $1 million per year per executive officer. The limitation excludes "performance-based compensation", however, and the 1998 Plan was prepared so that stock options and possibly restricted stock granted under the 1998 Plan will constitute performance-based compensation which is fully tax deductible by the Company. See "Federal Income Tax Consequences."

     The 1998 Plan will become effective as of the day it is approved and adopted by the stockholders. If it is not approved by the shareholders, the 1998 Plan will be of no force and effect. If approved, the 1998 Plan will continue in existence indefinitely until terminated by the Board of Directors, except that incentive options, described below, may not be granted under the 1998 Plan after August 10, 2008. The Board of Directors may terminate the 1998 Plan at any time, but outstanding stock incentives will continue to be exercisable until they expire or are otherwise terminated in accordance with their terms.

     On ______________, 1998, the closing price of the Company's
Common Stock on The Nasdaq Smallcap Market was $_____________.

Nature of Incentives; Eligibility; Purposes

     Stock incentives which may be issued under the 1998 Plan include stock options (which for federal income tax purposes may be either "nonqualified" options or "incentive" options which meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended) and stock awards, as well as any combination thereof.
Stock incentives may be granted to "eligible employees" of the Company and its subsidiaries. Eligible employees are defined as employees of the Company or a subsidiary who in the opinion of the Committee (as defined below) are deemed to have the capacity to contribute significantly to the growth and successful operations of the Company. The number of persons who will be eligible employees is not determinable. The Committee determines those persons who are eligible employees.

     The purposes of the 1998 Plan are to secure for the Company the benefits of incentives inherent in ownership of Common Stock by eligible employees, to encourage eligible employees to increase their interest in the future growth and prosperity of the Company and to stimulate and sustain constructive and imaginative thinking by eligible employees, to further the identity of interest of those who hold positions of major responsibility in the Company and its subsidiaries with the interests of the Company's shareholders, to induce the employment or continued employment of eligible employees, and to enable the Company to compete with other organizations offering similar or other incentives in obtaining and retaining the services of competent employees.

Limitations on Available Shares

     A total of 5,000,000 shares of Common Stock are available for stock incentives granted under the 1998 Plan. If any shares of Common Stock that are subject to stock incentives are forfeited, such shares will again be available under the 1998 Plan. For this purpose, "forfeited shares" means any shares that were issued pursuant to prior grants of stock incentives that expire or terminate for any reason without having been exercised. In the future, if another company is acquired by the Company or combines with the Company, any of the Company's shares covered by or issued as a result of the assumption or substitution of outstanding grants of the acquired company would not be deemed issued under the 1998 Plan and would not be subtracted from the shares of Common Stock available for grant under the 1998 Plan.

     Grants of stock incentives under the 1998 Plan are subject to the further limitation that the maximum number of shares granted to any one person in a calendar year may not exceed 100,000 shares, except for recipients who are granted awards at the time of their initial hire by the Company, in which case such limitation will be 1,000,000 shares. Additionally, the maximum number of shares which may be granted under the 1998 Plan as stock awards (as described below) to all participants may not exceed an aggregate of 500,000 shares of Common Stock (i.e.,10% of the total number of shares available for stock incentives under the 1998 Plan). The number of shares available under the 1998 Plan, and the separate limitations on the amounts that may be granted to individuals, will not be adjusted if the Company effects the reverse stock split described below.

Administration

     The 1998 Plan is to be administered by a committee (the "Committee") consisting of no fewer than two directors designated by the Board of Directors of the Company. All members of the Committee must be both "disinterested persons" within the meaning of Rule 16b-3 promulgated by the Securities and Exchange Commission and "outside directors" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder. The Committee determines which employees of the Company and its subsidiaries are eligible employees who might participate in the 1998 Plan and the form, terms and number of shares covered by each stock incentive granted to such persons under the 1998 Plan.
In making such determinations, the Committee may consider an employee's present or potential contribution to the success of the Company or any subsidiary and other factors which it may deem relevant. Stock incentives may be granted only by the Committee.
The Board has determined that the Committee will initially be comprised of John H. Gutfreund and William O. Coleman.

Director Options

     Directors are presently entitled to receive options to purchase 75,000 shares of Common Stock upon their initial election or appointment to the Board and are thereafter entitled to automatic annual grants of options to purchase 1,250 shares under the LCA-Vision Directors' Nondiscretionary Stock Option Plan (the
"Directors' Plan"). The Board believes that the annual grants are unrealistically low and are insufficient to permit the Company to attract and retain qualified directors in the future. Accordingly, the 1998 Plan contains a provision for annual automatic grants of options to purchase 12,500 shares of Common Stock and continues the practice of initial grants of options to purchase 75,000 shares. If the 1998 Plan is adopted by the stockholders, the current Directors' Plan will be discontinued.

New Plan Benefits

     No specific determinations have been made or can be made in advance as to future recipients of awards under the 1998 Plan.

Stock Options

     A stock incentive in the form of a stock option will provide for the purchase of shares of Common Stock in the future at an option price per share which will not be less than 100% of the fair market value of the shares covered thereby on the date the stock option is granted. An incentive option granted to a person who, on the date of grant, owns 10% or more of the shares of voting stock of the Company or its subsidiaries must have an option price of not less than 110% of the fair market value of the Common Stock on the date of grant. Each option shall be exercisable in full or in part six months after the date the option is granted, or may become exercisable in one or more installments and at such later time or times, as the Committee shall determine. Options may be, but are not required to be, made subject to the attainment of specified performance objectives. Unless otherwise provided in the option, an option, to the extent it is or becomes exercisable, may be exercised at any time in whole or in part until the expiration or termination of the option.

     Upon the exercise of an option, the purchase price may be paid in cash or, unless otherwise provided in the option, in shares of Common Stock (including shares withheld by the Company from the shares issuable upon exercise of the option) or in a combination of cash and such shares. The Company may cancel all or a portion of an option subject to exercise, and pay the holder cash or shares equal in value to the excess of the fair market value of the shares subject to the portion of the option so canceled over the option price of such shares.

     All stock options granted under the 1998 Plan will expire within ten years from the date of grant. A stock option is not transferable or assignable by an optionee otherwise than by will or by the laws of descent and distribution, and each option is exercisable, during the optionee's lifetime, only by the optionee. Unexercised options terminate on the sixtieth day following termination of employment, except that if termination arises from a resignation with the consent of the Committee, death or disability, the options terminate eighteen months after an optionee's termination of employment. The exercise of options after the termination of employment is limited to the extent that the options could have been exercised as of the date the optionee's employment terminated. A leave of absence for military or governmental service or for other purposes, if approved by the Committee, does not constitute a termination of employment.

     The Committee shall have full power and authority to determine whether, to what extent and under what circumstances any stock option shall be canceled or suspended. In particular, but without limitation, all outstanding stock options to any participant shall be canceled if the participant, without the consent of the Committee, while employed by the Company or after termination of such employment, engages in any activity which is in competition with the Company, as determined by the Committee.

     Exercise of a stock option will be conditioned on an optionee's payment in full of the purchase price for the shares, in cash or by transfer to the Company of shares of the Company's Common Stock (including shares withheld by the Company from the shares issuable upon exercise of the option) at fair market value on the date of transfer. An optionee shall not be considered a holder of the shares subject to a stock option until actual delivery of a certificate representing such shares is made by the Company.

     The proceeds of the sale of Common Stock upon the exercise of options issued under the 1998 Plan constitute general funds of the Company and may be used by it for any purpose.

Stock Awards

     Shares subject to a stock award may be issued when the award is granted or at a later date, with or without dividend equivalent rights. The number of shares of Common Stock which may be granted as restricted stock is limited to 500,000 shares (i.e., 10% of the maximum aggregate number of shares of Common Stock that may be granted to participants in the Plan). A stock award shall be subject to such terms, conditions and restrictions (including restrictions on the transfer of the shares issued pursuant to the award) as the Committee may determine, including specified corporate or personal performance objectives the attainment of which may, but is not required to be, specified as a condition to the vesting of the stock award.

     The Committee shall have full power and authority to determine whether, to what extent and under what circumstances any stock award shall be canceled or suspended. In particular, but without limitation, all outstanding stock awards to any participant shall be canceled if the participant, without the consent of the Committee, while employed by the Company or after termination of such employment, engages in any activity which is in competition with the Company, as determined by the Committee.

Federal Income Tax Consequences

     No taxable income for federal income tax purposes results from the exercise of an incentive option at the time of exercise. Any gain realized on the sale of stock acquired on exercise of an incentive option is considered as capital gain for federal income tax purposes if the stock has been held at least one year after it was acquired on exercise of the option and if at least two years have expired after the grant of the option. Except as hereafter indicated, the Company is not entitled to any deduction with respect to the grant or exercise of any incentive option. If the stock is sold or otherwise disposed of within one year after exercise or within two years after the grant, any appreciation at the date of exercise above the option price is treated, subject to certain limitations, as "ordinary" income for federal income tax purposes.
Any appreciation after the date of exercise is considered as long-term capital gain to the optionee if the stock was held longer than eighteen months. The amount of ordinary income received by the optionee generally is treated as a tax deductible expense to the Company.

     Gain taxable as ordinary income to the optionee is generally deemed to be realized at the date of exercise of a nonqualified option, the amount of gain on each share being the difference between the market price on the date of exercise and the option price. This amount is generally treated as a tax deductible expense to the Company at the time of exercise. Any appreciation in the value of the stock after the date of exercise is considered as long or short-term capital gain, depending on the length of time the stock is held by the optionee prior to the time of its sale.

     With respect to stock awards that are settled either in cash or in Common Stock that is either transferable or not subject to a substantial risk of forfeiture, the employee must recognize ordinary income equal to the cash or the fair market value of the Common Stock and the Company will be entitled to a tax deduction for the same amount. With respect to stock awards that are settled in Common Stock that is restricted as to transferability and subject to substantial risk of forfeiture, the employee must recognize ordinary income equal to the fair market value of the Common Stock at the first time the Common Stock becomes transferable or not subject to a substantial risk of forfeiture, whatever occurs earlier, and the Company will be entitled to a deduction for the same amount.

     Under Section 162(m) of the Internal Revenue Code of 1986, as amended, corporations with a class of securities required to be registered under Section 12 of the Securities Exchange Act of 1934 (i.e., "public companies") are not permitted to deduct, for income tax purposes, compensation paid to certain executive officers to the extent such compensation exceeds $1 million in a tax year. However, certain types of compensation, including generally compensation which constitutes "performance-based" compensation, are excluded from this limitation.

     The cash compensation paid by the Company to its executive officers does not currently approach the Section 162(m) limitation. However, in any given year, as to options exercised by an executive officer, the difference between the exercise price and the market price on the exercise date (the "spread") would be included as compensation for Section 162(m) purposes unless the applicable option plan meets certain requirements contained in the Treasury regulations under Section 162(m) of the Code (the "Regulations").

     The Regulations provide that in order for the spread realized upon the exercise of an option to constitute performance-based compensation which is exempt from the Section 162(m) deduction limitation, the stock option plan under which the options were granted must, among other requirements, be administered by a compensation committee comprised solely of two or more "outside directors" and must contain a specific limit on the number of options which may be granted to any one employee participant.

     The 1998 Plan was drafted with the intention of preserving the Company's ability to deduct for federal income tax purposes the compensation expense relating to stock options and other stock incentives granted to executive officers. Accordingly, only directors who are "outside directors" within the meaning of Section 162(m) and applicable regulations may serve as members of the Committee. The number of shares with respect to which stock incentives may be granted to any one person in a calendar year is limited to 100,000 shares, except for recipients who are granted awards at the time of their initial hire by the Company, in which case such limitation will be 1,000,000 shares. Also, the Committee may impose performance standards on any stock incentive granted under the 1998 Plan.

Change in Control

     Notwithstanding any vesting schedule contained in any stock incentives granted under the 1998 Plan, if a change in control (as such term is defined in the 1998 Plan) of the Company occurs, any stock incentives under the 1998 Plan that have been outstanding for over six months will become immediately exercisable in full.

Plan Amendments

     The Board of Directors, upon the recommendation of the Committee, may amend the 1998 Plan subject, in the case of specified amendments, to stockholder approval. The 1998 Plan may be discontinued at any time by the Board of Directors. No amendment or discontinuance of the 1998 Plan shall, without the consent of the employee, adversely affect any stock incentive held by him under the 1998 Plan.

Stockholder Approval

     The proposal to approve the 1998 Plan as described above is contained in the following resolution which will be submitted to the shareholders for adoption at the Annual Meeting. The proposal is being submitted for approval of the shareholders in accordance with the requirements of The Nasdaq Smallcap Market, Rule 16b-3 of the Securities and Exchange Commission, and Section 162(m) of the Internal Revenue Code of 1986, as amended. The affirmative vote of the holders of a majority of voting power of the Company's outstanding voting stock present in person or by proxy at the Special Meeting is required to adopt the resolution. Proxies in the form solicited hereby which are returned to the Company will be voted in favor of the following resolution unless otherwise instructed by the stockholders. Abstentions will have the same effect as votes cast against the proposal, provided such shares are properly present at the meeting in person or by proxy. Shares not voted by brokers and other entities holding shares on behalf of beneficial owners will have no effect on the outcome of the proposal. The Board of Directors recommends the adoption of the resolution.

     The resolution states:

     RESOLVED, that the LCA-Vision Inc. 1998 Long-Term Stock
Incentive Plan be, and it hereby is, adopted in the form attached as Exhibit A to the Proxy Statement relating to this Special Meeting of Stockholders.


                       PROPOSAL FOR REVERSE
                           STOCK SPLIT

     The Company's Common Stock is currently listed for trading on The Nasdaq SmallCap Market. A long-term goal of the Company's management is to become listed on The Nasdaq National Market. The Company believes that having its Common Stock listed on The Nasdaq National Market would be beneficial to it and its stockholders because such a listing could increase the marketability and liquidity of the Common Stock due to the greater prestige of The Nasdaq National Market and the fact that many institutional investors and brokerage firms as a matter of policy, and individual investors as a matter of personal preference, do not deal in stocks not listed on The Nasdaq National Market or a national stock exchange.

     However, in order to obtain and thereafter maintain a listing on The Nasdaq National Market, among other requirements a stock must trade at a price of at least $5.00 per share. At the close of business on ___________, 1998, the average of the closing bid and asked prices for the Company's Common Stock was $____________. For the 52-week period ending on that date, such price ranged from $________ to $__________. The Company's Common Stock is thus not currently eligible for listing on The Nasdaq National Market. The Board of Directors is therefore seeking authority from the Company's stockholders to effect a reverse stock split of the Common Stock in order to raise the per-share market price to a level above the $5.00 per share price required by The Nasdaq National Market.

     The ratio of a reverse stock split necessary to achieve the Board's goal, and the best timing of the reverse split and of an application for listing on The Nasdaq National Market, are dependent on a number of factors, including general market conditions and the Board's subjective judgment, and cannot be specified in advance. Accordingly, the proposal to be presented for stockholder approval at the Special Meeting (the "Reverse Stock Split Proposal") provides that, if approved, the Board would be granted the discretion to determine the ratio of the reverse split ranging between two current shares for each new, or post-split, share, up to ten current shares for each new share. The Board would also be granted the authority to determine the timing of the reverse split, which may be effected at any time prior to the December 31, 1999, as well as the authority to elect not to effect any reverse stock split. The text of the Reverse Stock Split Proposal is appended to this Proxy Statement as Exhibit B, and the discussion of the Reverse Stock Split Proposal is qualified in its entirety by reference to Exhibit B.

     If the Reverse Stock Split Proposal is adopted by the stockholders, a reverse stock split will be effected only upon a determination by the Board of Directors that it is in the best interests of the Company and the stockholders. In connection with any determination by the Board to such effect, the Board will select the reverse split ratio and determine its timing based on the Board's judgment as to the greatest positive impact on marketability and liquidity of the Common Stock and the best long-term prospects for compliance with applicable requirements of The Nasdaq National Market.

     There can be no assurance that the Company will successfully secure a listing of its Common Stock on The Nasdaq National Market even if a reverse stock split is effected.

Certain Effects of Reverse Stock Split

     The Board of Directors recognizes that reverse stock splits are commonly believed to result in a decrease in the aggregate market value of an issuer's stock. The Board believes, however, that this possible negative impact is outweighed by the what it perceives to be greater positive effects for the Company by becoming listed on The Nasdaq National Market. A vote for the proposed amendment will include authorization of the Company's Board of Directors not to file the amendment to effect a reverse split (the "Reverse Stock Split") in the event the Board determines that filing the amendment would not be in the best interests of the Company's stockholders. Factors leading to such a determination could include, without limitation, a substantial increase in the per-share trading value of the Company's Common Stock.

     The Reverse Stock Split will not alter the number of authorized shares of Common Stock. At the Effective Date (as such term is defined below) of the Reverse Stock Split, each share of Common Stock issued and outstanding on the record date of the Reverse Stock Split (the "old shares") will be reclassified as and changed into the appropriate fraction of a share of the Company's continuing Common Stock, par value $__________ per share (the "new shares"). Since the par value per share will not change, any excess amounts of par value resulting from the Reverse Stock Split will be designated as capital surplus on the Company's books. However, as a result of the Reverse Stock Split, the number of shares of Common Stock outstanding on the record date for the Reverse Stock Split would be decreased in accordance with the split ratio as illustrated in the following table:

Reverse Stock     Outstanding Common     Authorized but Unissued
Split Ratio(1)    Stock (1)              Common Stock (2)
--------------    ------------------     -----------------------
1 for 2
1 for 3
1 for 4
1 for 5
1 for 6
1 for 7
1 for 8
1 for 9
1 for 10
______________________

[FN]

(1) The actual ratio selected by the Board of Directors may be anywhere between one new share for two old shares and one new share for ten old shares, including fractional amounts not shown in table.

(2) The table is based upon ________ outstanding shares of Common Stock as of the record date of the Special Meeting. The actual numbers will be based upon the actual shares outstanding as of the record date for the Reverse Stock Split and as of the record date for the Reverse Stock Split and could therefor vary slightly from the numbers in the table.


     With the exception of the number of outstanding shares, the rights and preferences of the shares of Common Stock before and after the Reverse Stock Split will remain the same. If the Reverse Stock Split is effected, it is not anticipated that the financial condition of the Company, the percentage ownership of management, the number of stockholders of the Company, or any other aspect of the Company's business would materially change as a result thereof.

     Fractional shares will not be issued following the Reverse
Stock Split. Stockholders who would otherwise receive fractional new shares will be entitled to receive one full new share in lieu of the fractional amount.

     There can be no assurance that the Reverse Stock Split will not adversely impact the market price of the Common Stock, that the marketability of the Common Stock will improve as a result of approval of the Reverse Stock Split, or that the approval of the Reverse Stock Split will otherwise have any of the effects described herein.

Federal Income Tax Consequences

     The following discussion summarizes certain federal income tax and Delaware state tax consequences and is based on current law and is included for general information only. Stockholders should consult their own tax advisors as to the federal, state, local and foreign tax effects of the Reverse Stock Split in light of their individual circumstances. The receipt of new Common Stock solely in exchange for old Common Stock will not result in recognition of gain or loss to the stockholder. The adjusted tax basis of the stockholder's new Common Stock will be the same as the stockholder's adjusted tax basis in the old Common Stock. The holding period of new Common Stock received solely with respect to old Common Stock will include the stockholder's holding period in the old Common Stock. No gain or loss will be recognized by the Company as a result of the Reverse Stock Split.

Exchange of Certificates in the Event of a Reverse Stock Split

     If the proposal is approved by the stockholders and the Board subsequently determines to effect a Reverse Stock Split, the Company will file an appropriate amendment to its Certificate of Incorporation with the Delaware Secretary of State. The Reverse Stock Split would become effective on the date of that filing (the
"Effective Date").   As soon as practicable after the Effective
Date, stockholders will be notified and requested to surrender the certificates representing their shares of Common Stock to the Company's transfer agent for the Common Stock, Boston EquiServe, in exchange for certificates representing their shares of new Common Stock. Commencing with the Effective Date, each certificate representing shares of Common Stock will be deemed, for all corporate purposes, to evidence ownership of shares of new Common Stock. If a stockholder would otherwise be entitled to a fractional share due to the Reverse Stock Split, that stockholder will receive an additional share of new Common Stock in lieu or receiving fractional shares of new Common Stock.

     For the purpose of determining ownership of Common Stock at the Effective Date, shares will be considered to be held by the person in whose name those shares are registered on the stock records of the Company, regardless of the beneficial ownership of those shares. For example, if certain shares are registered in the name of a husband, and certain other shares are registered in the name of the husband and his wife, those two amounts of shares will be treated separately and as held by two different stockholders for the purpose of determining ownership of Common Stock at the Effective Date.

     No service charge will be payable by stockholders in connection with the exchange of certificates, all expenses of which be borne by the Company.

Approval by Stockholders

     The resolutions which will be introduced at the Special Meeting seeking approval of the Reverse Stock Split Proposal, including approval of an amendment to the Company's Certificate of Incorporation authorizing the Reverse Stock Split, are set forth on Exhibit B to this Proxy Statement. Adoption of the resolutions requires (1) the affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock, and (2) the affirmative vote of the holders of at least a majority of all the voting power of the outstanding capital stock of the Company. Proxies received in response to this solicitation will be voted in favor of the amendment unless the stockholder otherwise instructs. Abstention and shares not voted by brokers and other entities holding shares on behalf of beneficial owners will have the same effect as votes cast against the resolution.

                     SECURITY OWNERSHIP OF
           CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     Under Section 13(d) of the Securities Exchange Act of 1934 and the rules promulgated thereunder, a beneficial owner of a security is any person who directly or indirectly has or shares voting power or investment power over such security. Such beneficial owner under this definition need not enjoy the economic benefit of such securities. The following table sets forth information with respect to the beneficial ownership of shares of Common Stock and Preferred Stock as of _____________, 1998 of each executive officer, each director, and each stockholder known to be the beneficial owner of 5% or more of Common Stock, and all officers and directors as a group.

Name and Address of                     Amount and Nature  Percent
Beneficial Owner        Title of Class   of Ownership(1)    of Class

Stephen N. Joffe, M.D.,  Common Stock   16,524,330 shares    43.5%
  President & Director                  owned of record
                                        and beneficially(2)
Sandra F.W. Joffe,                      844 shares owned
  Secretary & Treasurer                 of record and
8750 Red Fox Lane                       beneficially
Cincinnati, Ohio 45243

                         Class A        12.6 shares owned    50.0%
                         Preferred Stock  of record and
                                           beneficially

                         Interim Series                     100.0%
                         Class B
                         Preferred Stock

Summit Technology, Inc.  Common Stock    7,164,361 shares    19.5%
21 Hickory Drive                         owned of record
Waltham, MA 02154                        and beneficially

Craig P.R. Joffe         Common Stock    2,500,313 shares     6.8%
7840 Montgomery Road                     owned of record
Cincinnati, Ohio 45236                   and beneficially(3)

William O. Coleman       Common Stock    87,500 shares          .1%
Director                                 owned beneficially (4)

John H. Gutfreund        Common Stock    125,600 shares         .1%
Director                                 owned of record
                                         and beneficially (5)

John C. Hassan           Common Stock     76,250 shares          .1%
Director                                 owned beneficially(6)

All directors            Common Stock     17,265,305 shares    44.6%
and executive                            owned of record
officers as a                            and beneficially(7)
group (6 persons)

                        Class A          3,376 shares        50.0%
                        Preferred Stock  owned of record
                                         and beneficially

                        Interim Series   12.6 shares owned  100.0%
                        Class B Preferred  of record and
                        Stock               beneficially

[FN]
__________________________

(1) The persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws, where applicable, and the information contained in other footnotes to this table.

(2) Stephen N. Joffe, MD and Sandra F.W. Joffe are married to one another and each is therefore deemed to be the beneficial owner of all shares owned by the other. The total shown consists of 11,377,950 shares of Common Stock owned of record by Dr. Joffe, 3,851,649 shares of Common Stock owned of record by Mrs. Joffe, 1,000 shares of Common Stock owned of record by Dr. and Mrs. Joffe jointly, 1,129,448 shares of Common Stock issuable to Dr. Joffe in the event of conversion of 11 shares of Interim Series Class B Preferred Stock owned by him, and 164,283 shares of Common Stock issuable to Mrs. Joffe in the event of conversion of 1.6 shares of Interim Series Class B Preferred Stock owned by her.

(3) Includes 11 shares owned of record by Dr. Joffe and 1.6 shares owned of record by Mrs. Joffe.

(4) Includes 12,500 shares owned of record and 75,000 shares issuable to Mr. Coleman upon the exercise of certain unexercised stock options.

(5) Includes 50,000 shares owned of record by Mr. Gutfreund, 600 shares owned of record by him as custodian for his minor child, and 75,000 shares of Common Stock issuable to Mr. Gutfreund upon the exercise of certain unexercised outstanding stock options.

(6) Consists of 76,250 shares of Common Stock issuable to Mr. Hassan upon the exercise of certain unexercised stock options.

(7) Consists of 15,313,824 shares owned of record directly or indirectly by such persons, 1,293,731 shares issuable upon conversion of Interim Series Class B Preferred Stock owned by such persons, and 657,750 shares issuable upon the exercise of stock options held directly or indirectly by such persons.


                    EXECUTIVE COMPENSATION

Summary

     The following table summarizes, for the fiscal years indicated, all annual compensation earned by or granted to the Company's Chief Executive Officer and the only other executive officers whose compensation exceeded $100,000 for all services rendered to the Company in all capacities (the "named executives") during the last fiscal year:

                        SUMMARY COMPENSATION TABLE
                                        Long-Term
                         Annual       Compensation
                     Compensation        Awards
                    ----------------  -------------

Name and                             Securities
Principal                            Underlying       All Other
Position     Year  Salary($)  Bonus($) Operations(#) Compensation($)
--------    ----  --------  -------- ------------- ---------------
Stephen N.  1997  $198,000     --         --          $55,009(1)
Joffe,      1996  $198,000     --         --          $52,534(1)
President   1995  $547,032     --         --          $60,672(1)
and Chief
Executive
Officer

Larry P.    1997  $114,975     --         --              --
Rapp,       1996  $ 76,915(2)  --     200,000 shs         --
Chief
Financial
Officer

Judith A.   1997 $109,400       --        --              --
Crist,      1996 $109,400       --    200,750 shs.        --
Executive   1995 $ 94,600    $25,594      --              --
Vice-
President,
Operations

[FN]
_____________________________

(1) Includes for 1995, 1996 and 1997, respectively, $5,845, 5,845 and $7,468, which was a car allowance and $14,139, $778 and $681, which were term life insurance and long-term disability premiums for insurance benefitting named executive. Also includes for 1995, 1996 and 1997, respectively, $40,688, $45,911 and $46,860, respectively, placed in a life insurance trust benefitting the named executive.
(2) Partial year salary. Mr. Rapp commenced his employment with the Company on April 15, 1996.


Stock Options

     The Company did not grant any stock options to any of the named executives in 1997, nor did any named executives exercise any options held by them in 1997. The following table sets forth information regarding the value of unexercised in-the-money options held by the named executives as of December 31, 1997:


                      AGGREGATED OPTION EXERCISES IN LAST
                     FISCAL YEARS AND FY-END OPTION VALUES

                                        Number of                    Value of
                                        Securities                  Unexercised
       Shares                           Underlying                  In-the-Money
       Acquired on  Value               Unexercised                   Options
Name   Exercise(#)  Realized($)      Options at FY-End              at FY-End($)
----   ----------   -----------      -----------------              ------------
                                  Exercisable  Unexercisable  Exercisable  Unexercisable
                                  -----------  -------------  -----------  -------------
Larry      --        --         40,000          160,000           --           --
P. Rapp

Judith     --        --         40,188          160,562           --           --
A. Crist



Director Compensation

     Effective 1998, non-employee directors of the Company are paid cash director's fees of $2,500 per calendar quarter plus reimbursement of related out-of-pocket expenses. In addition, directors are entitled to receive stock option grants under the LCA-Vision Directors' Nondiscretionary Stock Option Plan. Under this
Plan, a nonemployee director receives a grant of options to purchase 75,000 shares of Common Stock upon his or her election or appointment to the Board and is entitled thereafter to an annual grant of options to purchase 1,250 shares.


                    INCORPORATION OF CERTAIN
                     DOCUMENTS BY REFERENCE

    The following documents filed by the Company with the Securities and Exchange Commission are incorporated into this Proxy Statement by reference:

     1. The Company's Annual Report on Form 10-KSB for the year ended December 31, 1997.

     2. The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1998.

     3.     The Company's Current Report on Form 8-K filed on June
____, 1998.

     Any statement contained in a document incorporated by reference in this Proxy Statement shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained in this Proxy Statement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.


                        OTHER MATTERS

     The Board of Directors does not know of any other business to be presented to the meeting and does not intend to bring other matters before the meeting. However, if other matters properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote thereon according to their best judgment in the interests of the Company.

                              By Order of the Board of Directors

                              /s/ Sandra F.W. Joffe
                                  Sandra F.W. Joffe
                                  Secretary

                           EXHIBIT A
                        LCA-VISION INC.
              1998 LONG-TERM STOCK INCENTIVE PLAN

     1. Purposes: The purposes of this Plan are (a) to secure for the Company the benefits of incentives inherent in ownership of Common Stock by Eligible Employees, (b) to encourage Eligible Employees to increase their interest in the future growth and prosperity of the Company and to stimulate and sustain constructive and imaginative thinking by Eligible Employees, (c) to further the identity of interest of those who hold positions of major responsibility in the Company and its Subsidiaries with the interests of the Company's shareholders, (d) to induce the employment or continued employment of Eligible Employees and (e) to enable the Company to compete with other organizations offering similar or other incentives in obtaining and retaining the services of competent employees.

     2. Definitions: Unless otherwise required by the context, the following terms when used in this Plan shall have the meanings set forth in this section 2.

     Board of Directors:  The Board of Directors of the Company.

     Change of Control: The event which shall be deemed to have occurred if either (i) after the date this Plan is adopted by the Company's shareholders, without prior approval of the Board, any "person" becomes a beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities; or (ii) without prior approval of the Board, as a result of, or in connection with, or within two years following, a tender or exchange offer for the voting stock of the Company, a merger or other business combination to which the Company is a party, the sale or other disposition of all or substantially all of the assets of the Company, a reorganization of the Company, or a proxy contest in connection with the election of members of the Board of Directors, the persons who were directors of the Company immediately prior to any of such transactions cease to constitute a majority of the Board of Directors or of the board of directors of any successor to the Company (except for resignations due to death, disability or normal retirement). For purposes of this definition, a person shall be deemed the "beneficial owner" of any securities (i) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or (ii) which such person or any of its Affiliates or Associates, has directly or indirectly, (1) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (2) the right to vote pursuant to any agreement, arrangement or understanding; or (iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any securities. For purposes of this definition, a "person" shall mean any individual, firm, company, partnership, other entity or group, and the terms "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as in effect on the date the Plan is approved by the shareholders of the Company and becomes effective.

     Code:     The Internal Revenue Code of 1986, as amended.

     Committee: The Committee of the Board of Directors designated to administer this Plan pursuant to the provisions of section 11.

     Common Stock: The Common Stock of the Company, without par value.

     Company: LCA-Vision Inc., a Delaware corporation.

     Eligible Employee: An employee of the Company or of a Subsidiary who in the opinion of the Committee can contribute significantly to the growth and successful operations of the Company or a Subsidiary. The recommendation of the grant of a Stock
Incentive to an employee by the Committee shall be deemed a determination by the Committee that such employee is an Eligible
Employee.

     Fair Market Value: As applied to any date, the mean of the highest and lowest quoted selling prices of a share of Common Stock on the composite tape of the Nasdaq National Market (or any stock exchange on which the Company's Common Stock may be listed in the future) on the date specified, or if the Common Stock was not traded on such system on such date, on the next preceding date on which the Common Stock was traded; provided, however, that, if the Common Stock is not so quoted, Fair Market Value shall be determined in accordance with the method approved by the Board of Directors, and, provided further, if any of the foregoing methods of determining Fair Market Value shall not be consistent with the regulations of the Secretary of the Treasury or his delegate at the time applicable to a Stock Incentive of the type involved, Fair Market Value in the case of such Stock Incentive shall be determined in accordance with such regulations and shall mean the value as so determined.

     Incentive Compensation: Bonuses, extra and other compensation payable in addition to a salary or other base amount, whether contingent or discretionary or required to be paid pursuant to an agreement, resolution or arrangement, and whether payable currently, or on a deferred basis, in cash, Common Stock or other property, awarded by the Company or a Subsidiary prior or subsequent to the date of the approval and adoption of this Plan by the shareholders of the Company.

     Incentive Option: An option granted under this Plan which is designated to be an incentive stock option under the provisions of
Section 422 of the Code; and any provisions elsewhere in this Plan or in any such Incentive Option which would prevent such option from being an incentive stock option may be deleted and/or voided retroactively to the date of the granting of such option, by action of the Committee.

     Nonqualified Option: An option granted under this Plan which is not an incentive stock option under the provisions of Section 422 of the Code; and which is exercisable even though there is outstanding an Incentive Option which was granted before the granting of the Nonqualified Option to the same participant. Such Nonqualified Option shall not be affected by any actions taken retroactively as provided above with respect to Incentive Options.

     Option:  An option to purchase shares of Common Stock.

     Performance Objectives: Stated criteria which may, but need not be set forth in a Stock Incentive at the discretion of the Committee, the successful attainment of which is specified in the Stock Incentive as a condition precedent to the issuance, transfer or retention of some or all of the shares of Common Stock covered by the Stock Incentive. Performance Objectives may be personal and/or corporate in nature and shall include, but shall not be limited to, objectives determined by reference to or changes in (a) the Fair Market Value, book value or earnings per share of Common Stock, or
(b) sales and revenues, income, profits and losses, return on capital employed, or net worth of the Company (on a consolidated or unconsolidated basis) or of any or more of its groups, divisions, Subsidiaries or departments, or (c) a combination of two or more of the foregoing or other factors.

     Plan: The 1998 Long-Term Stock Incentive Plan herein set forth as the same may from time to time be amended.

     Stock Award: An issuance or transfer of shares of Common Stock at the time the Stock Incentive is granted or as soon thereafter as practicable, or an undertaking to issue or transfer such shares in the future.

     Stock Incentive: A stock incentive granted under this Plan in one of the forms provided for in section 3.

     Subsidiary: A company or other entity designated by the Committee in which the Company has a significant equity interest, except that, with respect to grants of Incentive Options, the term "Subsidiary" shall be deemed to mean a company or other form of business association of which shares (or other ownership interests) having 50% or more of the voting power are owned or controlled, directly or indirectly, by the Company.

     3.     Grants of Stock Incentives:

     (a) Subject to the provisions of this Plan, the Committee may at any time, or from time to time, grant Stock Incentives under this Plan to, and only to, Eligible Employees.

     (b)     Stock Incentives may be granted in the following forms:

          (i)     an Option, or

          (ii)     a Stock Award, or

          (iii)       a combination of an Option and a Stock Award.

     (c) Stock Incentives contingently granted prior to the approval of this Plan by the Company's shareholders but subject to such approval shall be deemed to be granted hereunder as of the date of such shareholder approval.

     4.     Stock Subject to this Plan:

     (a) A total of 5,000,000 shares of Common Stock are available for Stock Incentives granted under the Plan; provided, that if another company is acquired by the Company or combines with the Company, any of the Company's shares covered by or issued as a result of the assumption or substitution of outstanding grants of the acquired company would not be deemed issued under the Plan and would not be subtracted from the shares of Common Stock available for grant under the Plan; and provided further, that if any shares of Common Stock that are subject to Stock Incentives are forfeited, such shares shall again become available under the Plan. For purposes of the preceding sentence:

          (i) "Forfeited shares" means any shares issued pursuant to grants of Stock Incentives which expire or terminate for any reason in a calendar year without ever having been exercised or as to which the recipient did not receive any benefits of ownership (other than voting rights).

              (ii)     Shares of Common Stock subject to Stock
Incentives granted under this Plan may be either authorized but unissued shares or shares held in the Company's treasury, or any combination thereof, in the discretion of the Committee.

     (b) The maximum amount of Common Stock with respect to which Stock Incentives may be granted to any person during any calendar year shall be 100,000 shares; provided, however, that in the event of a grant made to a recipient upon the recipient's initial hiring by the Company, such limitation shall be 1,000,000 shares.

     5. Options: Stock Incentives in the form of Options shall be subject to the following provisions:

     (a) Upon the exercise of an Option, the purchase price shall be paid in cash by means reasonably acceptable to the Company or, unless otherwise provided by the Committee (and subject to such terms and conditions as are specified in the Option or by the Committee), in shares of Common Stock delivered to the Company by the optionee or by the withholding of shares issuable upon exercise of the Option or in a combination of such payment methods. Shares of Common Stock thus delivered or withheld shall be valued at their Fair Market Value on the date of the exercise. The purchase price per share shall be not less than 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted.

     (b) Each Option shall be exercisable in full or in part not less than six months after the date the Option is granted, or may become exercisable in one or more installments at such later time or times as the Committee shall determine. Unless otherwise provided in the Option, an Option, to the extent it is or becomes exercisable, may be exercised at any time in whole or in part until the expiration or termination of the Option. Any term or provision in any outstanding Option specifying that the Option not be immediately exercisable or that it be exercisable in installments may be modified at any time during the life of the Option by the Committee, provided, however, no such modifications of an outstanding Option shall, without the consent of the optionee, adversely affect any Option theretofore granted to the optionee.

     (c) Each Option shall be exercisable during the life of the optionee only by the optionee and, after the optionee's death, only by the optionee's estate or by a person who acquired the right to exercise the Option by will or the laws of descent and distribution. An Option, to the extent that it shall not have been exercised, shall terminate at the close of business on the sixtieth day following the date the optionee ceases to be an employee of the Company or a Subsidiary, unless the optionee ceases to be an employee because of resignation with the consent of the Committee (which consent may be given before or after resignation), or by reason of death or incapacity, in which case any unexercised Option or portion thereof held by such person shall terminate 18 months after such resignation, death or incapacity, or at the Option's stated expiration date, whichever is earlier. Any Option that is exercisable hereunder after the date an optionee ceases to be an employee of the Company for any reason may be exercised only to the extent it could have been exercised as of the date the optionee ceases to be an employee. A leave of absence for military or governmental service or for other purposes shall not, if approved by the Committee, be deemed a termination of employment within the meaning of this paragraph (c). Notwithstanding the foregoing provisions of this paragraph (c) or any other provisions of this Plan, no Option shall be exercisable after expiration of the term for which the Option was granted, which shall in no event exceed ten years.

     (d) Options shall be granted for such lawful consideration as the Committee shall determine.

     (e) No Option nor any right thereunder may be assigned or transferred by the optionee except by will or the laws of descent and distribution. If so provided in the Option or if so authorized by the Committee and subject to such terms and conditions as are specified in the Option or by the Committee, the Company shall have the right, upon or without the request of the holder of the Option and at any time or from time to time, to cancel all or a portion of the Option then subject to exercise and either (i) pay the holder an amount of money equal to the excess, if any, of the Fair Market Value, at such time or times, of the shares subject to the portion of the Option so canceled over the aggregate purchase price of such shares, or (ii) issue or transfer shares of Common Stock to the holder with a Fair Market Value, at such time or times, equal to such excess.

     (f) Each Option shall be evidenced by a written instrument, which shall contain such terms and conditions (including, without limitation, Performance Objectives), and shall be in such form, as the Committee may determine, provided the Option is consistent with this Plan and incorporates it by reference. Notwithstanding the preceding sentence, an Option if so recommended by the Committee, may include restrictions and limitations in addition to those provided for in this Plan.

     (g) Any federal, state or local withholding taxes payable by an optionee upon the exercise of an Option shall be paid in cash or, unless otherwise provided by the Committee, by the surrender of shares of Common Stock or the withholding of shares of Common Stock to be issued to the optionee, or in any combination thereof, or in such other form as the Committee may authorize from time to time. All such shares so surrendered or withheld shall be valued at Fair Market Value on the date they are surrendered to the Company or authorized to be withheld.

     (h) Options may be either Incentive Options or Nonqualified Options at the discretion of the Committee. Options not otherwise designated shall be Nonqualified Options. Notwithstanding any other provisions herein, the following provisions shall apply to Incentive
Options: (i) the exercise price of any Incentive Option granted to any person who on the date of grant owns (within the meaning of Section 425(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary shall not be less than 110% of the Fair Market Value of the stock on the date of grant; (ii) the maximum term of any Incentive Option granted hereunder shall be ten years, except that the maximum term of any Incentive Option granted to a person described in section 5(h)(i) above shall be five years; (iii) no Incentive Option may be granted subsequent to the tenth anniversary of the date of shareholder approval of this Plan; (iv) Incentive Options may only be granted to persons who are employees of the Company or any Subsidiary within the meaning of the Code; (v) the aggregate Fair Market Value, determined as of the time of the grant, of the shares of Common Stock with respect to which Incentive Stock Options held by any Eligible Employee which are exercisable for the first time by such Eligible Employee during any calendar year under the Plan and under any other benefit plans of the Company shall not exceed $100,000, or if different, the maximum limitation in effect at the time of grant under Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder; and (vi) Incentive Options may not be granted with respect to more than an aggregate of 3,500,000 shares of Common Stock under this Plan.

     6.     Stock Awards:  Stock Incentives in the form of Stock
Awards shall be subject to the following provisions:

     (a) A Stock Award shall be granted only in payment of Incentive Compensation that has been earned or as Incentive
Compensation to be earned, including, without limitation, Incentive Compensation awarded concurrently with or prior to the grant of the Stock Award.

     (b) For the purposes of this Plan, in determining the value of a Stock Award, all shares of Common Stock subject to such Stock Award shall be valued at not less than 100% of the Fair Market Value of such shares on the date such Stock Award is granted, regardless of whether or when such shares are issued or transferred to the Eligible Employee and whether or not such shares are subject to restrictions which affect their value.

     (c) The number of shares of Common Stock which may be granted under the Plan as Stock Awards shall not exceed 500,000 shares of Common Stock (i.e.,10% of the maximum aggregate number of shares of Common Stock that may be granted to participants in the
Plan).

     (d) Shares of Common Stock subject to a Stock Award may be issued or transferred to the Eligible Employee at the time the Stock Award is granted, or at any time subsequent thereto, or in installments from time to time, as the Committee shall determine.
In the event that any such issuance or transfer shall not be made to the Eligible Employee at the time the Stock Award is granted, the Committee may provide for payment to such Eligible Employee, either in cash or in shares of Common Stock from time to time or at the time or times such shares shall be issued or transferred to such Eligible Employee, of amounts not exceeding the dividends which would have been payable to such Eligible Employee in respect of such shares (as adjusted under section 8) if they had been issued or transferred to such Eligible Employee at the time such Stock Award was granted. Any amount payable in shares of Common Stock under the terms of a Stock Award may, at the discretion of the Company, be paid in cash, on each date on which delivery of shares would otherwise have been made, in an amount equal to the Fair Market Value on such date, of the shares which would otherwise have been delivered.

     (e) A Stock Award shall be subject to such terms and conditions, including, without limitation, restrictions on sale or other disposition of the Stock Award or of the shares issued or transferred pursuant to such Stock Award, as the Committee shall determine; provided, however, that upon the issuance or transfer of shares pursuant to a Stock Award, the recipient shall, with respect to such shares, be and become a shareholder of the Company fully entitled to receive dividends, to vote and to exercise all other rights of a shareholder except to the extent otherwise provided in the Stock Award. The Committee may, in its sole discretion, but shall not be required to, specify in any Stock Award that the issuance, transfer and/or retention of some or all of the shares of Common Stock covered by the Stock Award shall be subject to the attainment of Performance Objectives. Each Stock Award shall be evidenced by a written instrument in such form as the Committee shall determine, provided such written instrument is consistent with this Plan and incorporates it by reference.

     (f) In the event the holder of shares of Common Stock subject to a Stock Award dies prior to the time such shares are no longer subject to forfeiture pursuant to the terms of the Stock Award, the estate of such holder may retain such shares subject to the restrictions set forth in the Stock Award.

     7.     Combinations of Options and Stock Awards:  Stock
Incentives authorized by paragraph (b)(iii) of section 3 in the form of combinations of Options and Stock Awards, shall be subject to the following provisions:

     (a) A Stock Incentive may be a combination of any form of Option with any form of Stock Award; provided, however, that the terms and conditions of such Stock Incentive pertaining to an Option are consistent with section 5 and the terms and conditions of such Stock Incentive pertaining to a Stock Award are consistent with section 6.

     (b) Such combination Stock Incentive shall be subject to such other terms and conditions as the Committee may determine, including, without limitation, a provision terminating in whole or in part a portion thereof upon the exercise in whole or in part of another portion thereof. Such combination Stock Incentive shall be evidenced by a written instrument in such form as the Committee shall determine, provided it is consistent with this Plan and incorporates it by reference.

     8. Adjustment Provisions: In the event that any recapitalization, reclassification, forward or reverse split (except as provided below) of shares of Common Stock, or any similar transaction shall be effected, or the outstanding shares of Common Stock are, in connection with a merger or consolidation of the Company or a sale by the Company of all or a part of its assets, exchanged for a different number of class of shares of stock or other securities of the Company or for shares of the stock or other securities of any other company, or a record date for determination of holders of Common Stock entitled to receive a dividend payable in Common Stock shall occur, (a) the number and class of shares or other securities that may be issued or transferred pursuant to Stock Incentives or with respect to which a cash payment pursuant to the Stock Incentive is determinable, (b) the number and class of shares or other securities which have not been issued or transferred under outstanding Stock Incentives, (c) the purchase price to be paid per share or other security under outstanding Options, and (d) the price to be paid by the Company or a Subsidiary for shares or other securities issued or transferred pursuant to Stock Incentives which are subject to a right of the Company or a Subsidiary to reacquire such shares or other securities, shall in each case be equitably adjusted. Notwithstanding the foregoing or any other provision in this Plan, there shall be no adjustment to the number of shares available under this Plan for Stock Incentives, or in any of the Plan limitations upon numbers of shares underlying Stock Incentives granted to individuals, or available for Stock Awards, as the result of a reverse stock split approved by the Company's stockholders at the same stockholders' meeting this Plan is approved by the stockholders.

     9. Acceleration: In the event of a Change of Control, any Stock Incentives which have then been outstanding hereunder for at least six months shall be immediately exercisable (without regard to any limitation imposed by the Plan or the Committee at the time the Stock Incentive was granted, which permits all or any part of the Stock Incentive to be exercised only after the lapse of time or the attainment of Performance Objectives or other conditions to exercise), and will remain exercisable until the expiration of the Stock Incentive.

     10. Term: This Plan shall be deemed adopted and shall become effective on the date it is approved and adopted by the shareholders of the Company. This Plan shall remain in effect until such time as it is terminated by the Board of Directors; provided, however, that no Incentive Options may be granted hereunder after August 31, 2008.

     11.     Administration:

     (a) The Plan shall be administered by the Committee, which shall consist of not less than two directors of the Company designated by the Board of Directors in accordance with the Bylaws of the Company; provided, however, that no director shall be designated as or continue to be a member of the Committee unless such director shall at the time of designation and service be both
(i) a "disinterested person" within the meaning of Rule 16b-3 of the Securities and Exchange Commission (or any successor provision at the time in effect) and (ii) an "outside director" within the meaning of Section 162(m) of the Code and any regulations promulgated thereunder by the Department of the Treasury. Grants of Stock Incentives may be recommended by the Committee either with or without consultation with employees, but, anything in this Plan to the contrary notwithstanding, the Committee shall have full authority to act in the matter of selection of all Eligible Employees and in recommending Stock Incentives to be granted to them.

     (b) The Committee may establish such rules and regulations, not inconsistent with the provisions of this Plan, as it deems necessary to determine eligibility to participate in this Plan and for the proper administration of this Plan, and may amend or revoke any rule or regulation so established. The Committee may make such determinations and interpretations under or in connection with this Plan as it deems necessary or advisable. All such rules, regulations, determinations and interpretations shall be binding and conclusive upon the Company, its Subsidiaries, its shareholders and all employees, and upon their respective legal representatives, beneficiaries, successors and assigns and upon all other persons claiming under or through any of them.

     (c) Members of the Board of Directors and members of the Committee acting under this Plan shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability except for gross negligence or willful misconduct in the performance of their duties.

     12. Acquisitions: Notwithstanding section 4(a), if the Company or any Subsidiary should merge or consolidate with, or purchase stock or assets or otherwise acquire the whole or part of the business of, another company, the Company in connection therewith, upon the recommendation of the Committee and the approval of the Board of Directors, (a) may assume, in whole or in part and with or without modifications or conditions, any stock options granted by the acquired company to its employees, in their capacity as such, or (b) may grant new Options in substitution therefore; provided that the granting of an Option with the terms and conditions of the assumed or substitute options is permissible under either this Plan or a plan approved by the shareholders of the acquired company. For the purposes of the preceding sentence, the permissibility of the granting of an option under a plan shall be determined as of the date of grant of the original option by the acquired company and not as of the date of assumption or substitution by the Company.

     13.     General Provisions:

     (a) Nothing in this Plan nor in any instrument executed pursuant hereto shall confer upon any employee any right to continue in the employ of the Company or a Subsidiary, or shall affect the right of the Company or of a Subsidiary to terminate the employment of any employee with or without cause.

     (b) No shares of Common Stock shall be issued or transferred pursuant to a Stock Incentive unless and until all legal requirements applicable to the issuance or transfer of such shares, in the opinion of counsel to the Company, have been complied with. In connection with any such issuance or transfer the person acquiring the shares shall, if requested by the Company, give assurances, satisfactory to counsel to the Company, that the shares are being acquired for investment and not with a view to resale or distribution thereof and assurances in respect of such other matters as the Company or a Subsidiary may deem desirable to assure compliance with all applicable legal requirements. No employee (individually or as a member of a group), and no beneficiary or other person claiming under or through him, shall have any right, title or interest in or to any shares of Common Stock allocated or reserved for the purposes of this Plan or subject to any Stock Incentive except as to shares of Common Stock, if any, as shall have been issued or transferred to him.

     (c) The Company or a Subsidiary may, with the approval of the Committee, enter into an agreement or other commitment to grant a Stock Incentive in the future to a person who is or will be an Eligible Employee at the time of grant, and, notwithstanding any other provision of this Plan, any such agreement or commitment shall not be deemed the grant of a Stock Incentive until the date on which the Company takes action to implement such agreement or commitment.

     (d) In the case of a grant of a Stock Incentive to an employee of a Subsidiary, such grant may, if the Committee so directs, be implemented by the Company issuing or transferring the shares, if any, covered by the Stock Incentive to the Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary will transfer the shares to the employee in accordance with the terms of the Stock Incentive specified by the Committee pursuant to the provisions of this Plan. Notwithstanding any other provision hereof, such Stock Incentive may be issued by and in the name of the Subsidiary and shall be deemed granted on the date it is approved by the Committee, on the date it is delivered by the Subsidiary, or on such other date between said two dates, as the Committee shall specify.

     (e) The Committee shall have full power and authority to determine whether, to what extent and under what circumstances any Stock Incentive shall be canceled or suspended by the Company. In particular, but without limitation, all outstanding Stock Incentives to any Eligible Employee may be canceled if the Eligible Employee, without the consent of the Committee, while employed by the Company or after termination of such employment, engages in any activity which is in competition with the Company, including but not limited to an activity whereby the Company's or its Subsidiary's trade secrets or confidential information may conceivably be divulged, or is otherwise detrimental to the Company's best interest, as determined by the Committee.

     (f) The Company or a Subsidiary may make such provisions as it may deem appropriate for the withholding of any taxes which the Company or a Subsidiary determines it is required to withhold in connection with any Stock Incentive.

     (g) Nothing in this Plan is intended to be a substitute for, or shall preclude or limit the establishment or continuation of, any other plan, practice or arrangement for the payment of compensation or fringe benefits to employees generally, or to any class or group of employees, which the Company or any Subsidiary or other affiliate now has or may hereafter lawfully put into effect, including, without limitation, any retirement, pension, group insurance, stock purchase, stock bonus or stock option plan.

     (h) The Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable federal law.
     (i) If any provision of the Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any stock option or Stock Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

     (j) Stock options or Stock Awards may be granted to Eligible Employees who are foreign nationals or employed outside the United States, or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of stock options or Stock Awards in order to minimize the Company's obligation with respect to tax equalization for Eligible Employees on assignments outside their home country.

     14.     Amendments and Discontinuance:

     (a) This Plan may be amended by the Board of Directors upon the recommendation of the Committee, provided that, without the approval of the stockholders of the Company, no amendment shall be made which (i) increases the maximum aggregate number of shares of Common Stock that may be issued or transferred pursuant to Stock Incentives as provided in section 4, (ii) withdraws the administration of this Plan from the Committee or amends the provisions of paragraph (a) of section 11 with respect to eligibility and disinterest of members of the Committee, (iii) permits any person who is not at the time an Eligible Employee of the Company or of a Subsidiary to be granted a Stock Incentive, (iv) permits any Option to be exercised more than ten years after the date it is granted, (v) amends section 10 to extend the date set forth therein, or (vi) amends this section 14.

     (b) The Board of Directors may by resolution adopted by a majority of the entire Board of Directors discontinue this Plan.

     (c) No amendment or discontinuance of this Plan by the Board of Directors or the stockholders of the Company shall, without the consent of the employee, adversely affect any Stock Incentive theretofore granted to him.

     EXHIBIT B

     REVERSE STOCK SPLIT PROPOSAL

     The following resolutions will be presented to the stockholders for their approval at the Special Meeting:

     RESOLVED, that Sections (c) and (d) of Article Fourth of the
Company's Amended and Restated Certificate of Incorporation shall be amended to read in its entirety as set forth below:

     "FOURTH:. . . (c)     On   [*]    (the "Effective Date"), the
Common Stock of the Corporation will be reverse split on a one-for- [**] basis so that each share of Common Stock issued and outstanding immediately prior to the Effective Date shall automatically be converted into and reconstituted as one- [***] of a share of Common Stock (the "Reverse Split"). No fractional shares will be issued by the Corporation as a result of the Reverse Split. In lieu thereof,
each stockholder whose shares are not evenly divisible by   [**]
will receive one additional share of Common Stock for the fractional share that such stockholder would otherwise be entitled to as a result of the Reverse Split.

               "(d)     As soon as practicable following the
Effective Date, certificates for the shares of Common Stock to be outstanding after the Reverse Split shall be issued pursuant to procedures adopted by the Corporation's Board of Directors and communicated to those who are to receive new certificates."

     RESOLVED FURTHER, that the Company's Board of Directors is hereby authorized with respect to the foregoing amendment to the Company's Amended and Restated Certificate of Incorporation to (1) determine the ratio of the reverse stock split provided for therein by inserting the appropriate numbers where indicated and (2) determine whether, and if so, when, to file such amendment with the Secretary of State of the State of Delaware in order to effect such amendment and the reverse stock split provided for therein, at any time up to and including, but not later than December 31, 1999.

_______________________

* Date selected by the Board of Directors as Effective Date of Reverse Stock Split to be inserted here.

**     Number reflecting Reverse Stock Split ratio as determined by the Board to be inserted here.

***     Fractional amount resulting from Reverse Stock Split ratio established by the Board to be inserted here.